                                                                   EXHIBIT 99.8


               1996 CLASS A ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                       subsection 5.02(c) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                        CAPITAL ONE MASTER TRUST 1994-A


          Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and The Bank of New York, as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class A Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

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
A.       Information Regarding Distributions to Class A
         Certificateholders.

1.       January 1, 1996 Invested Amount balance.                               $          1,000,000,000.00
                                                                                 --------------------------

2.       The total amount of principal distributed to Class A
         Certificateholders on April 15, 1996.                                  $            200,000,000.00
                                                                                 --------------------------

3.       The total amount of Invested Amount Increase on
         June 3, 1996.                                                          $            600,000,000.00
                                                                                 --------------------------

4.       The total amount of principal distributed to Class A
         Certificateholders on August 15, 1996.                                 $            500,000,000.00
                                                                                 --------------------------

5.       The total amount of principal distributed to Class A
         Certificateholders on December 15, 1996.                               $            300,000,000.00
                                                                                 --------------------------

6.       December 31, 1996 Invested Amount balance.                             $            600,000,000.00
                                                                                 --------------------------

7.       The amount distributed in respect of interest on the
         Class A Certificates.                                                  $             58,629,913.16
                                                                                 --------------------------

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

         CAPITAL ONE BANK                                                  SIGNET TRUST COMPANY
         as Servicer,                                                      as Paying Agent,


         By:  /s/ JOHN SCHMOHL                                             By: /s/ MARY L. BREWER
             ----------------------------------                                ------------------------
         Name:    John Schmohl                                             Name:   Mary L. Brewer
         Title:   Director of External Reporting                           Title:  Corporate Trust Officer
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